                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
FirstCity Financial Corporation:

We consent to incorporation by reference in the registration statements (Numbers 333-10345, 333-48671, 333-59333, 333-00623 and 33-09485) on Forms S-3 and S-8 of
FirstCity Financial Corporation, of our report dated February 13, 2002, with respect to the consolidated balance sheets of FirstCity Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of FirstCity Financial Corporation, as amended. Our report refers to a change in the method of accounting for residual interests in securitized financial assets in 2001, a change in the method of accounting for organizational costs in 1999 and the Company's early adoption of SFAS 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections.


                                    KPMG LLP

Dallas, Texas
October 21, 2002